UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 24, 2014, United States Cellular Corporation (“U.S. Cellular”) issued a press release relating to its financing plans.  Such press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

In connection with the foregoing financing plans, U.S. Cellular is also updating disclosures in its Quarterly Report on Form 10-Q for the period ended September 30, 2014, relating to borrowings under its revolving credit facility after the filing of such Form 10-Q on October 31, 2014.  In addition to letters of credit disclosed in such Form 10-Q, in November 2014, U.S. Cellular borrowed $50 million under its revolving credit facility.  This borrowing is expected to remain outstanding until at least the completion of the financing plans.  This amount is not a direct financial obligation that is material to U.S. Cellular but is being disclosed voluntarily in connection with the financing plans to update prior disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits included in this Form 8-K are identified on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	November 24, 2014

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release issued November 24, 2014 by United States Cellular Corporation

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement